Exhibit 99.1

iCAD REPORTS SECOND QUARTER FINANCIAL RESULTS

Quarterly Revenue Growth of 25% Driven by Increases in Detection and Therapy; Year-to-Date Recurring Revenue up 33%

Introduces Financial Guidance for the Second Half of 2014

Conference Call Begins Today at 5:00 p.m. Eastern Time

NASHUA, N.H. (July 30, 2014) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and six months ended June 30, 2014.

“We are pleased to report another strong quarter of financial performance and our eighth consecutive quarter of top-line growth and positive non-GAAP adjusted EBITDA. These results include revenue growth of 25% in the quarter as compared to the same quarter last year, with strong contributions from both our Therapy and Cancer Detection products. Importantly, recurring services revenue grew by 27% for the second quarter and by 33% for the first six months, and represents an important foundation for future growth,” stated Ken Ferry, President and Chief Executive Officer.

“Recurring revenue in our Therapy business increased by nearly 90% in the quarter compared to the comparable quarter last year and reflects broader adoption and increasing procedure volumes, specifically for the treatment of non-melanoma skin cancer. Our recent acquisition of DermEbx and Radion expands our Xoft® Electronic Brachytherapy (eBx®) offering to include the components to enable dermatologists and radiation oncologists to develop, launch and expand their eBx programs for the treatment of non-melanoma skin cancer. Moreover, our recent acquisition is expected to accelerate our growing recurring revenue stream in this multibillion-dollar market opportunity.

“Growth in Cancer Detection product sales were positively impacted by a large PowerLook Mammography CAD order as well as by growing revenues from breast density and MRI products. In addition, we were pleased with the growth in service contract revenues which was 7% in the quarter and 12% for the first half of 2014, as compared to the same periods in 2013.

“We look forward to a strong second half of 2014 and expect that with our current positive momentum combined with meaningful contributions from DermEbx and Radion, we will continue on a strong growth trajectory,” added Mr. Ferry.

Second Quarter Financial Results

Revenue: Total revenue for the second quarter of 2014 increased 25.4% to $9.7 million from $7.7 million for the second quarter of 2013, reflecting a 23.8% increase in Therapy revenue and a 26.9% increase in Cancer Detection revenue.

Therapy revenue included Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service and supply revenue. Cancer Detection revenue included film, digital mammography, MRI and CT CAD platforms, as well as service and supply revenue from these products.

	Three months ended June 30,
Therapy	2014	2013	% Change
Products	$2,485	$2,631	(5.5%)
Service and supply	2,350	1,274	84.5%

Therapy revenue	$4,835	$3,905	23.8%

	Three months ended June 30,
Cancer Detection	2014	2013	% Change
Products	$2,809	$1,647	70.6%
Service and supply	2,023	2,160	(6.3%)

Detection revenue	$4,832	$3,807	26.9%

Gross Profit: Gross profit for the second quarter of 2014 increased to $6.8 million, or 70.7% of revenue, from $5.2 million, or 67.7% of revenue, for the second quarter of 2013. The increase in gross margin was primarily due to higher Detection products revenue and Therapy service and supply revenue, which have higher gross margins.

Operating Expenses: Total operating expenses for the second quarter of 2014 increased to $7.0 million from $5.7 million for the second quarter of 2013.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was $917,000 for the second quarter of 2014, compared with non-GAAP adjusted EBITDA of $434,000 for the same period in 2013.

Net Loss: The net loss for the second quarter of 2014 was $997,000, or $0.07 per share, compared with a net loss for the second quarter of 2013 of $1.9 million, or $0.17 per share.

Non-GAAP Adjusted Net Loss: The non-GAAP adjusted net loss, as defined below, for the second quarter of 2013 was $589,000, or $0.04 per share, compared with a non-GAAP adjusted net loss for the second quarter of 2013 of $1.3 million, or $0.12 per share.

Cash and Cash Flow: As of June 30, 2014, iCAD had cash and cash equivalents of $34.9 million, compared with $11.9 million as of December 31, 2013. In March 2014 the Company completed an underwritten public offering of 2.76 million common shares at a price of $11.00 per share. Net proceeds from the offering were approximately $28.2 million, after deducting underwriting discounts and offering expenses. Net cash used by operations during first six months of 2014 was $2.3 million.

Six Month Financial Results

Revenue: Total revenue for the first six months of 2014 increased 16.3% to $18.2 million from $15.6 million for the same period in 2013, reflecting a 27.6% increase in Therapy revenue and a 6.7% increase in Cancer Detection revenue.

	Six months ended June 30,
Therapy	2014	2013	% Change
Products	$4,630	$4,792	(3.4)%
Service and supply	4,550	2,405	89.2%

Therapy revenue	$9,180	$7,197	27.6%

	Six months ended June 30,
Cancer Detection	2014	2013	% Change
Products	$4,873	$4,320	12.8%
Service and supply	4,134	4,125	0.2%

Detection revenue	$9,007	$8,445	6.7%

Gross Profit: Gross profit for the first half of 2014 was $12.8 million, or 70.2% of revenue, compared with gross profit for the first half of 2013 of $10.9 million, or 69.5% of revenue.

Operating Expenses: Total operating expenses for the six months ended June 30, 2014 increased to $13.4 million from $11.7 million for the same period in 2013.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA for the first half of 2014 was $1.4 million, compared with $1.0 million for the first half of 2013.

Net Loss: The net loss for the first six months of 2014 was $1.2 million, or $0.09 per share, compared with a net loss for the first six months of 2013 of $2.6 million, or $0.24 per share.

Non-GAAP Adjusted Net Income/Loss: The Company’s non-GAAP adjusted net loss for the first six months of 2014 was $1.9 million, or $0.15 per share, compared with a non-GAAP adjusted net loss for the first six months of 2013 of $2.5 million, or $0.23 per share.

Financial Guidance

iCAD today introduced financial guidance for the second half of 2014, with the Company expecting total revenue to be in the range of $23 million to $25 million. The Company also expects to achieve adjusted EBITDA margins in the range of 10% to 15% during the second half of 2014.

Conference Call

iCAD management will host an investment community conference call today beginning at 5:00 p.m. Eastern time to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 855-217-4501 (domestic) 716-220-9431 (international) and entering passcode 76342318. The call also will be broadcast live on the Internet at www.streetevents.com and www.icadmed.com.

A replay of the call will be accessible two hours after its completion through August 15, 2014 by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 76342318. The call will also be archived for 90 days at www.streetevents.com and www.icadmed.com.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD is an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of common cancers. iCAD offers a comprehensive range of high-performance, upgradeable CAD solutions for mammography and advanced image analysis and workflow solutions for Magnetic Resonance Imaging, for breast and prostate cancers and Computed Tomography for colorectal cancer. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System®, offers radiation treatment for early-stage breast cancer that can be administered in the form of intraoperative radiation therapy or accelerated partial breast irradiation. The Xoft System is also cleared for the treatment of non-melanoma skin cancer and gynecological cancers. For more information, call 877-iCADnow, or visit www.icadmed.com.

For iCAD, contact Kevin Burns at 603-821-9386 or via email at kburns@icadmed.com

For iCAD investor relations, contact Anne Marie Fields of LHA at 212-838-3777 x6604 or via email at afields@lhai.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

-Tables to Follow-

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$34,851	$11,880
Trade accounts receivable, net of allowance for doubtful accounts of $50 in 2014 and $73 in 2013	9,631	7,623
Inventory, net	1,868	1,891
Prepaid expenses and other current assets	444	649

Total current assets	46,794	22,043

Property and equipment, net of accumulated depreciation and amortization of $4,042 in 2014 and $4,265 in 2013	1,703	1,671
Other assets	177	419
Intangible assets, net of accumulated amortization of $13,216 in 2014 and $12,468 in 2013	12,971	13,674
Goodwill	21,109	21,109

Total assets	$82,754	$58,916

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,031	$2,000
Accrued and other expenses	3,748	3,799
Interest payable	216	483
Notes and lease payable—current portion	3,884	3,878
Warrant liability	—	3,986
Deferred revenue	8,581	8,306

Total current liabilities	18,460	22,452

Deferred revenue, long-term portion	1,253	1,726
Other long-term liabilities	1,205	1,356
Capital lease—long-term portion	164	235
Notes payable—long-term portion	8,747	11,770

Total liabilities	29,829	37,539

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 20,000,000 shares; issued 14,409,016 in 2014 and 11,084,119 in 2013;outstanding 14,223,185 in 2014 and 10,898,288 in 2013	144	111
Additional paid-in capital	199,437	166,735
Accumulated deficit	(145,241)	(144,054)
Treasury stock at cost, 185,831 shares in 2014 and 2013	(1,415)	(1,415)

Total stockholders’ equity	52,925	21,377

Total liabilities and stockholders’ equity	$82,754	$58,916

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Products	$5,294	$4,278	$9,503	$9,112
Service and supplies	4,373	3,434	8,684	6,530

Total revenue	9,667	7,712	18,187	15,642
Cost of revenue:
Products	1,460	1,193	2,659	2,355
Service and supplies	1,136	1,063	2,282	1,950
Amortization of acquired intangibles	241	234	482	467

Total cost of revenue	2,837	2,490	5,423	4,772

Gross profit	6,830	5,222	12,764	10,870

Operating expenses:
Engineering and product development	2,170	1,756	4,197	3,622
Marketing and sales	2,903	2,337	5,522	4,775
General and administrative	1,923	1,602	3,671	3,274

Total operating expenses	6,996	5,695	13,390	11,671

Loss from operations	(166)	(473)	(626)	(801)
Loss from extinguishment of debt	(903)	—	(903)	—
Gain from change in fair value of warrant	699	(571)	1,835	(140)
Interest expense	(614)	(834)	(1,431)	(1,660)
Other income	12	6	16	12

Other income (expense), net	(806)	(1,399)	(483)	(1,788)
Loss before income tax expense	(972)	(1,872)	(1,109)	(2,589)
Tax expense	(25)	(10)	(78)	(20)

Net loss and comprehensive loss	$(997)	$(1,882)	$(1,187)	$(2,609)

Net loss per share:
Basic and diluted	$(0.07)	$(0.17)	$(0.09)	$(0.24)

Weighted average number of shares used in computing loss per share:
Basic and diluted	14,074	10,836	12,759	10,828

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the six months ended June 30,
	2014	2013
	(in thousands)
Cash flow from operating activities:
Net loss	$(1,187)	$(2,609)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	432	365
Amortization	748	860
Bad debt (benefit) provision	(27)	35
Loss on extinguishment of debt	903	—
Gain from change in fair value of warrant	(1,835)	140
Loss on disposal of assets	—	49
Stock-based compensation expense	606	601
Amortization of debt discount and debt costs	524	412
Interest on settlement obligations	106	152
Changes in operating assets and liabilities:
Accounts receivable	(1,981)	(1,154)
Inventory	22	178
Prepaid and other current assets	96	37
Accounts payable	31	541
Accrued expenses	(576)	(1,513)
Deferred revenue	(198)	1,185

Total adjustments	(1,149)	1,888

Net cash used for operating activities	(2,336)	(721)

Cash flow from investing activities:
Additions to patents, technology and other	(44)	(19)
Additions to property and equipment	(465)	(274)

Net cash used for investing activities	(509)	(293)

Cash flow from financing activities:
Issuance of common stock for cash, net	28,214	—
Stock option exercises	293	3
Warrant exercise	1,575	—
Taxes paid related to restricted stock issuance	(101)	(25)
Payments of capital lease obligations	(65)	—
Repayments of debt financing, net	(4,100)	—

Net cash provided by (used for) financing activities	25,816	(22)

Increase (decrease) in cash and equivalents	22,971	(1,036)
Cash and equivalents, beginning of period	11,880	13,948

Cash and equivalents, end of period	$34,851	$12,912

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP Net Loss	$(997)	$(1,882)	$(1,187)	$(2,609)
Interest Expense	614	834	1,431	1,660
Other (expense) income	(12)	(6)	(16)	(12)
Stock Compensation	281	294	606	601
Depreciation	223	183	432	366
Amortization	375	430	748	860
Tax expense (benefit)	25	10	78	20
Loss from extinguishment of debt	903	—	903	—
Loss (Gain) on warrant	(699)	571	(1,835)	140
Acquisition related	204	—	204	—

Non GAAP Adjusted EBITDA	$917	$434	$1,364	$1,026

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Loss”

(Unaudited, in thousands, except loss per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP Net Loss	$(997)	$(1,882)	$(1,187)	$(2,609)
Adjustments to net loss:
Loss from extinguishment of debt	903	—	903	—
Gain on warrant	(699)	571	(1,835)	140
Acquisition related	204	—	204	—

Non GAAP Adjusted Net Loss	$(589)	$(1,311)	$(1,915)	$(2,469)

Net loss per share
GAAP Net loss per share	$(0.07)	$(0.17)	$(0.09)	$(0.24)
Adjustments to net loss (as detailed above)	0.03	0.05	(0.06)	0.01

Non GAAP Adjusted Net Loss per share	$(0.04)	$(0.12)	$(0.15)	$(0.23)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net loss before provision for taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, amortization of acquired intangibles, acquisition related, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Loss” as the sum of GAAP net loss before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: In January 2012, the Company entered into a five-year, $15 million debt facility agreement. The Company excludes interest expense from its non GAAP Adjusted EBITDA calculation.

•	Gain (loss) on Warrant: The Company issued warrants in connection with the financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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